EXHIBIT 5.1

12636 High Bluff Drive, Suite 400 San Diego, California 92130-2071 Tel: (858) 523-5400 Fax: (858) 523-5450 www.lw.com

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Visual Sciences, Inc.
10182 Telesis Court, 6th Floor
San Diego, CA 92121
     Re:     Registration Statement on Form S-3; Securities of Visual Sciences, Inc.
Ladies and Gentlemen:
     We have acted as special counsel to Visual Sciences, Inc., a Delaware corporation (the “Company”), in connection with the filing on June 8, 2007, with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), pertaining to the registration of securities for sale from time to time. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement (both as herein defined) other than as to (i) the enforceability of the Agreements, the Debt Securities and the Warrants (each as herein defined) and (ii) the validity of the shares of the Common Stock and the Preferred Stock (both as herein defined).
     You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes the prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by the Company of up to $100,000,000 aggregate offering price of (a) one or more series of debt securities of the Company, which may be either senior, senior subordinated or subordinated debt securities (the “Debt Securities”), (b) one or more series of preferred stock, par value $0.001 per share (the “Preferred Stock”) of the Company, (c) shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company, and (d) warrants to purchase Debt Securities, Preferred Stock or Common Stock (the “Warrants”). The Debt Securities, Preferred Stock, Common Stock and Warrants plus any additional Debt Securities, Preferred Stock, Common Stock or Warrants that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission, pursuant to Rule 462(b) under the Securities Act, are collectively referred to herein as the “Securities.” Any Debt Securities may be exchangeable for and/or convertible into shares of Common Stock or Preferred Stock or into other securities. The Preferred Stock may also be

Visual Sciences, Inc.
June 8, 2007

exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock or into other securities. The Debt Securities may be issued pursuant to a senior indenture or a subordinated indenture, in each case, by and between the Company and a financial institution to be identified therein as trustee (the “Trustee”) in the forms included as Exhibits 4.4 and 4.5 to the Registration Statement, respectively, as such indentures may be supplemented from time to time (together, the “Indentures”). The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) by and between the Company and a bank or trust company to be identified therein as warrant agent (each, a “Warrant Agent”). The Indentures and the Warrant Agreements are herein collectively referred to as the “Agreements.”
          As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and, with respect to the opinions set forth in paragraphs 1, 4 and 5 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.
          Subject to the foregoing and the other matters set forth herein, as of the date hereof:
     1. When (i) the Indentures have been duly authorized, executed and delivered by the Company and the Trustee, (ii) the Debt Securities have been duly authorized and duly established in accordance with the applicable Indenture and applicable law (including, without limitation, by the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities) (the “Debt Securities Authorization”), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and the Debt Securities Authorization, and (iii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and assuming that (a) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and the Debt Securities Authorization, (b) the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise, and (d) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and the Debt Securities Authorization, the Debt Securities (including any Debt Securities duly issued (x) upon the exchange or conversion of any Debt Securities that are exchangeable or convertible into another series of Debt Securities or (y) upon the exercise of any Warrants pursuant to the terms thereof that are exercisable for the

Visual Sciences, Inc.
June 8, 2007

purchase of Debt Securities) will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     2. When (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and (ii) a series of Preferred Stock has been duly established in accordance with the terms of the Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on October 1, 2004, as amended by that certain Certificate of Ownership, filed with the Secretary of State of the State of Delaware on May 9, 2007 (as so amended, the “Restated Certificate”) and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance of shares of Preferred Stock and upon issuance and delivery of and payment of legal consideration not less than the par value thereof for certificates representing the shares of Preferred Stock in the form of the specimen certificate to be filed as Exhibit 4.2 to the Registration Statement which have been manually signed by an authorized officer of the transfer agent and registrar therefor in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and such resolution, and assuming that (a) the terms of such shares as issued and delivered are as described in the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and such resolution, (b) at the time of issuance of such shares, the Company has a sufficient number of authorized but unissued shares of such series of Preferred Stock under the Restated Certificate, (c) such shares as issued and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise, and (d) such shares are then issued and sold as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and such resolution, such shares of such series of Preferred Stock (including any Preferred Stock duly issued (x) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another series of Preferred Stock, (y) upon the exercise of any Warrants pursuant to the terms thereof that are exercisable for the purchase of Preferred Stock, or (z) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Preferred Stock) will be validly issued, fully paid and nonassessable.
     3. When the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance of shares of Common Stock and upon issuance and delivery of and payment of legal consideration not less than the par value thereof for certificates representing the shares of Common Stock in the form of the specimen certificate filed as Exhibit 4.1 to the Registration Statement which have been manually signed by an authorized officer of the transfer agent and registrar therefor in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and such resolution, and assuming that (i) the terms of such shares as issued and delivered are as described in the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and such

Visual Sciences, Inc.
June 8, 2007

resolution, (ii) at the time of issuance of such shares, the Company has a sufficient number of authorized but unissued shares of Common Stock under the Restated Certificate, (iii) such shares as issued and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise, and (iv) such shares are then issued and sold as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and such resolution, such Common Stock (including any Common Stock duly issued (a) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (b) upon the exercise of any Warrants pursuant to the terms thereof that are exercisable for the purchase of Common Stock, or (c) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and nonassessable.
     4. When (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, (ii) the applicable Warrant Agreement has been duly authorized, executed and delivered by the Company and the Warrant Agent, (iii) the Warrants have been duly authorized and duly established in accordance with the terms of the Warrant Agreement and applicable law (including, without limitation, by the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Warrants) (the “Warrant Authorization”), and (iv) the Warrants have been duly executed, authenticated and/or countersigned in accordance with the Warrant Agreement relating to such Warrants and delivered on behalf of the Company against payment therefor (which, in the case of Warrants for Common Stock or Preferred Stock, shall consist of legal consideration not less than the par value of such shares) as contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and the Warrant Authorization, and assuming that (a) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and the Warrant Authorization, (b) the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise, and (d) the Warrants are then issued and sold as contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and the Warrant Authorization, the Warrant Agreement and the Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     5. When (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and (ii) the Indentures have been duly authorized, executed and delivered by the Company and the Trustee, and assuming that (a) the Indentures do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the

Visual Sciences, Inc.
June 8, 2007

Company, and (b) the Indentures comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise, the Indentures will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.
     Our opinions are subject to:
          (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors;
          (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought;
          (iii) the invalidity under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and
          (iv) we express no opinion with respect to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) the waiver of rights or defenses contained in Section 4.4 of each of the Indentures, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of the Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) covenants not to compete, (j) provisions for exclusivity, election or cumulation of rights or remedies, (k) provisions authorizing or validating conclusive or discretionary determinations, (l) grants of setoff rights, (m) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety, (n) proxies, powers and trusts, (o) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (p) the creation, validity, perfection or priority of any security interest, mortgage, or lien, or (q) the severability, if invalid, of provisions to the foregoing effect. We express no opinion as to federal or state securities laws, tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements, margin regulations, pension or employee benefit laws, usury, and environmental laws (without limiting other laws excluded by customary practice).

Visual Sciences, Inc.
June 8, 2007

     We have not been requested to express and, with your consent, do not render any opinion as to the applicability to the obligations of the Company under the Indentures or the Debt Securities of Sections 547 and 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to preferences and fraudulent transfers and obligations.
     With your consent, we have assumed for purposes of this opinion that: (i) each of the parties to the Agreements, the Debt Securities and the Warrants other than the Company (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has the requisite power and authority to execute and deliver and to perform its obligations under each of the Agreements, the Debt Securities and the Warrants to which it is a party, and (c) has duly authorized, executed and delivered each such Agreement, Debt Security and Warrant; (ii) with respect to each of the parties to the Agreements and the Securities other than the Company, each of the Agreements and the Securities to which it is a party constitutes its legally valid and binding agreement, enforceable against it in accordance with its terms; and (iii) that the status of the Agreements, the Debt Securities and the Warrants as legally valid and binding obligations of the respective parties thereto will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.
     With your consent, we have assumed (i) that the Agreements, the Debt Securities and the Warrants will have been duly authorized, executed and delivered by, and constitute legally valid and binding obligations of, the parties thereto and will be, other than as to the Company, enforceable against it in accordance with their respective terms, and (ii) that the status of the Agreements, the Debt Securities and the Warrants as legally valid and binding obligations of the respective parties thereto will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by any persons entitled by law to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Latham & Watkins LLP